Exhibit 10.5

Dated the 3rd day of December 2025

BETWEEN

HACKER INTERSTELLAR INC.

(as Settlor)

AND

FUTU TRUSTEE LIMITED

(as Original Trustee)

TRUST DEED

CONSTITUTING

INNOSHARES EMPLOYEE TRUST

TABLE OF CONTENTS

		Page
1	DEFINITIONS AND INTERPRETATION	2
2	PRINCIPAL TRUSTS	9
3	EXPIRY OF THE TRUST PERIOD	12
4	INVESTMENT POWERS	12
5	DIRECTIONS AND ADDITIONAL POWERS	12
6	TRUSTEE	14
7	REMUNERATION OF TRUSTEE	16
8	PERSONAL INTERESTS OF TRUSTEE	16
9	PROTECTION OF TRUSTEE	17
10	INFORMATION SUPPLIED	18
11	POWER OF MODIFICATION AND PERPETUITY RESTRICTION	18
12	PROPER LAW	19
13	EXCLUSIONS FROM BENEFIT	19
14	NATURE OF THE TRUST	19
15	IRREVOCABILITY OF TRUSTS	20
16	SEVERABILITY	20
17	THIRD PARTY RIGHTS	20
18	DISCLOSURE RIGHTS	20
Schedule 1		23
Schedule 2		25

i

THIS TRUST DEED is made the 3rd day of December 2025.

BETWEEN

(1)	Hacker Interstellar Inc., an exempted company incorporated in the Cayman Islands having its registered office at P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands (the “Settlor” or the “Company”) of the one part; and

(2)	FUTU TRUSTEE LIMITED, a company incorporated in Hong Kong with limited liability, also a licensed Trust or Company Service Provider (Licence No. TC006475) under the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615) and a registered Trust Company under the Trustee Ordinance (Cap. 29), whose registered office is at 34/F, United Centre, 95 Queensway, Hong Kong as the trustee (the “Original Trustee”) of the other part.

WHEREAS:

(A)	The parties hereto establish, by the execution of this Trust Deed, and by the adoption by the Settlor of the Plan Rules (as defined and in its present form, as set out in Schedule 2 herein), an employees’ share award scheme, for the purposes of facilitating the acquisition (by way of purchase, subscription, acceptance as gift, assignment, conveyance or transfer) and holding of the Shares (as defined below) for the benefit of the Participants (as defined below).

(B)	It is contemplated that certain Participants (as defined below) designated by the Company under the Hacker Interstellar Inc. Second Restated 2016 Share Incentive Plan adopted by the Settlor (the “Incentive Plan”) will exercise the Options (as defined below) vested in them in accordance with the applicable Incentive Plan(s) and direct the Settlor to issue corresponding Shares (as defined below) in the name of the Holdco (as defined below) and the Trustee will hold such Shares indirectly through the Holdco for the benefit of the Participants (as defined below) on and subject to the terms and conditions of the Trust Deed.

(C)	It is also contemplated that the Settlor may at its discretion cause further sums, in addition to the initial sum of One Thousand Hong Kong Dollars, to be contributed to the Trust from time to time (i) to enable the Trustee to exercise its powers under this Trust, (ii) to pay expenses in relation to the administration of this Trust and/or (iii) to meet cash outlay requirements that occur in the course of and/or for the purpose of implementing the Plan (as defined below).

(D)	The Original Trustee has agreed to act as the first trustee of the Trust.

NOW THIS DEED WITNESSETH as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	In this Trust Deed, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Adoption Date”	October 7, 2025, being the date on which the Incentive Plan is adopted by the Company;

“Applicable Laws”	any applicable laws, regulations and rules (including the applicable rules of the Stock Exchange) governing (1) the administration of equity-based awards, (2) the acquisitions, sales and otherwise dealings with the Shares, (3) the administration of the Trust and the Plan, and (4) any other matters that are incidental to the Trust and the Plan.

“Award”	an award of the Awarded Interests and Related Income (if any) by the Company to an Eligible Participant pursuant to this Trust Deed. For the purpose of this Trust, shall be limited to an award of Options which this Trust shall act in accordance with the instructions of the Authorised Person to distribute the Shares underlying the Options upon exercise of such Options;

“Awarded Cash”	in respect of a Participant, such amount of cash from the sale of Shares underlying the Options as awarded by the Company after deduction or withholding of any tax (if applicable), fees, levies, stamp duty and other charges in connection with the sale of Shares;

“Awarded Interests”	in respect of an Award, the Awarded Shares and/or Awarded Cash, and the Related Income (if any) as granted under the Award;

“Awarded Share(s)”	in respect of a Participant, such number of Shares underlying the Options as awarded by the Company;

“Authorized Person”	the Authorized Person delegated with the power and authority by the Board of the Settlor to administer the Scheme and to give instructions to the Trustee for administration of the Trust in accordance with the Trust Deed;

“Board”	the board of directors of the Settlor;

“Business Day”	a day (other than Saturday, Sunday or public holiday) on which the Stock Exchange is open for trading and on which banks are open for normal business hours in Hong Kong, the Cayman Islands and the US;

“Change in Control”	the occurrence of any of the following events:

(a)	Change in Ownership of the Settlor: a change in the ownership of the Settlor which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Settlor that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Settlor, except that any change in the ownership of the stock of the Settlor as a result of a private financing of the Settlor that is approved by the Board will not be considered a Change in Control; or

(b)	Change in Effective Control of the Settlor: if the Settlor has a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended, a change in the effective control of the Settlor which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (b), if any Person is considered to be in effective control of the Settlor, the acquisition of additional control of the Settlor by the same Person will not be considered a Change in Control; or

(c)	Change in Ownership of a Substantial Portion of the Settlor’s Assets: a change in the ownership of a substantial portion of the Settlor’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Settlor that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Settlor immediately prior to such acquisition or acquisitions. For purposes of this subsection (c), gross fair market value means the value of the assets of the Settlor, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Settlor.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Settlor’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Settlor’s securities immediately before such transaction;

“Contributed Amount”	cash paid or made available to the Trust by way of settlement or otherwise contributed to the Trust by the Settlor, any Parent, any Subsidiary and/or such other person as designated by the Company from time to time;

“CRS”	the standard for automatic exchange of financial account information developed by the Organisation for Economic Co-Operation and Development as amended from time to time, commonly known as the Common Reporting Standard and any legislation, regulation or guidance enacted in any jurisdiction which seeks to implement such standard;

“Directors”	directors of the Company;

“Eligible Participants”	executives, key staff and directors of the Company and the Subsidiaries or the entities controlled by or whose beneficiaries or beneficial owners are such executive, key staff or directors who can be selected by the Company to participant in the Plan as Participants;

“Excluded Participants”	any Eligible Participant who is resident in a place where the award of the Awarded Interests and/or the vesting and transfer of the Awarded Interests pursuant to the terms of the Incentive Plan is not permitted under the laws or regulations of such place or where in the view of the Company or the Trustee (as the case may be), compliance with applicable laws or regulations in such place makes it necessary or expedient to exclude such Eligible Participant;

“FATCA”	(a)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“Group”	the Settlor, its Parents and its Subsidiaries from time to time, and "member of the Group" means any or a specific one of them;

“HK$”	Hong Kong dollar, the lawful currency of Hong Kong;

“Hong Kong”	the Hong Kong Special Administrative Region of the People's Republic of China;

“Holdco”	a business company incorporated under the laws of the British Virgin Islands, which is a direct wholly-owned subsidiary of the Trust and designated in writing by the Trustee;

“Incentive Plan”	has the meaning ascribed to it in whereas clause (B)(including any addendum and applicable offer letter thereunder), as amended from time to time;

“IRO”	the Inland Revenue Ordinance (Cap. 112 of the Laws of Hong Kong);

“Option”	has the meaning ascribed to it in the Incentive Plan;

“Plan”	means the “Second Restated 2016 Share Incentive Plan” constituted by the Plan Rules;

“Related Income”	any and all cash and non-cash income, dividends or distributions, and non-cash and non-scrip distributions in respect of any Shares less any tax, fees, levies, stamp duty and other charges applicable;

“Residual Cash”	cash in the Trust Fund (whether held by the Trustee, or the Holdco) (including without limitation (i) any Contributed Amount or any remaining amount thereof; (ii) any cash income or dividends, including any scrip income, derived from the Shares held directly or indirectly under the Trust; (iii) other cash income or net proceeds of sale of non-cash and non-scrip distribution derived from or in respect of the Shares held directly or indirectly under the Trust; and (iv) all interest or income derived from deposits maintained with licensed banks in Hong Kong); provided that it shall not include (x) any cash applied or set aside in accordance with this Trust Deed, and (y) any Awarded Cash;

“Plan Rules”	means the Rules relating to the Plan, in its present form (as set out in Schedule 2) or as amended from time to time in accordance with the provisions thereof;

“Participant(s)”	Eligible Participant(s) designated by the Company for participation in the Incentive Plan pursuant to the Plan Rules;

“Shares”	ordinary shares of a nominal or par value of US$0.0001 each in the capital of the Settlor (or of such other nominal amount as shall result from a sub-division, consolidation, reclassification or reconstruction of the share capital of the Settlor from time to time);

“Stock Exchange”	the stock exchange where the Share are listed;

“Stock Option Agreement”	has the meaning ascribed to it in the Incentive Plan;

“Subsidiary”	any entity in which the Settlor holds directly or indirectly more than fifty percent (50%) or more of the voting equity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the Settlor and are recorded on the books of the Settlor for financial reporting purposes in accordance with International Financial Reporting Standards or U.S. GAAP, or (iii) any entity with respect to which the Settlor has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or contractual arrangements.

“Trust”	the trust constituted by this Trust Deed;

“Trust Deed”	the clauses of this deed as restated, supplemented and amended from time to time pursuant to and in accordance with Clause 11;

“Trust Fund”	the funds and properties held directly or indirectly under the Trust and managed by the Trustee subject to the terms and conditions of this Trust Deed for the benefit of the Participants (other than the Excluded Participants), including without limitation:

(a)	the initial sum of One Hundred Hong Kong Dollars;

(b)	any Shares held by the Trustee or otherwise acquired and held by the Trustee directly or indirectly for the purpose of the Trust (including but not limited to bonus Shares and scrip dividends declared by the Settlor);

(c)	any other property hereafter paid, transferred, or delivered to or otherwise placed under the control of and (in any such case) accepted by the Trustee as additions to the Trust Fund;

(d)	any cash (including Residual Cash);

(e)	all issued shares in the capital of the Holdco; and

(f)	all other properties from time to time representing (a) to (f) above;

“Trust Period”	means the period beginning on the date of this Trust Deed and ending upon the first to happen of the following, namely:

(a)	the expiry of ten (10) years beginning with the Adoption Date, and thereafter for so long if at such time there are any valid and non-vested Awarded Interests granted under the Trust, in order to give effect to the vesting of such Awarded Interests, or otherwise as may be required in accordance with the provisions of the Incentive Plan (if still in existence) and the Trust Deed; or

(b)	the date when an order for winding-up of the Settlor is made or a resolution is passed for the voluntary winding-up of the Settlor (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Settlor pass to a successor company); or

(c)	such date of early termination as decided by the Authorized Person by written notification to the Trustee;

“Trustee”	the Trustee and any additional or replacement trustees, being the trustee or trustees for the time being declared in this Trust Deed; and

“US”	the United States of America.

“Vesting Date”	in respect of a Participant, the date on which his entitlement to the Awarded Interests is vested in such Participant in accordance with the Trust Deed and the Incentive Plan; and

1.2	For the purposes of the interpretation of this Trust Deed:

(a)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any clause of this Trust Deed;

(b)	references to Clauses are references to clauses of this Trust Deed;

(c)	references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(d)	expressions in the singular shall include the plural and vice versa;

(e)	expressions in any gender shall include other genders; and

(f)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organisations, associations, enterprises, branches and entities of any other kind.

1.3	The Trust is known as “InnoShares Employee Trust”.

2	PRINCIPAL TRUSTS

2.1	Subject to the provisions of Clause 12, the Trustee shall during the Trust Period hold, either directly or indirectly through the Holdco, the Trust Fund UPON TRUST exclusively for all or such one or more of the Participants (other than Excluded Participants) subject to the terms and conditions set out in this Trust Deed and the Incentive Plan.

2.2	The Settlor shall contribute, transfer, pay or credit sums of money to the Trustee to ensure that the Trustee has sufficient funds at all times (a) to effectively exercise its powers under the Trust and administer the Trust including but not limited to enabling the Trustee to acquire and/or hold, either directly or indirectly through the Holdco, the Shares and/or other assets constituting the Trust Fund, (b) to pay expenses in relation to the administration of this Trust, and (c) to meet cash outlay requirements that occur in the course of and/or for the purpose of implementing the Plan.

2.3	It being the intention that any addition to the Trust Fund (whether by way of contribution, transfer, payment, assignment, credit or otherwise) in accordance with this Trust Deed shall be made entirely at the discretion of the Settlor, any Parent, any Subsidiary, or any other persons designated by the Company making such addition to the Trust Fund, nothing in this Trust Deed shall confer on the Trustee any right to have any addition to the Trust Fund made or create any trust in regard to the property under the intended addition to the Trust Fund unless and until the addition to the Trust Fund has actually been made.

2.4	Payment of fees, costs and expenses of the Trust shall be made in accordance with Clause 7.3.

Contributions to the Trust

2.5	The Trustee may, in its discretion, accept from the Settlor, any Parent, any Subsidiary, or any other persons designated in writing by the Authorized Person, any additions to the Trust Fund (whether by way of further settlement, contribution, transfer, payment, assignment, credit or otherwise) to be held by the Trustee according to the terms and conditions set out in this Trust Deed.

2.6	Without prejudice to the generality of the foregoing, certain Participants as designated by the Company under the Incentive Plan may exercise Options vested in them thereunder and direct the Settlor to issue corresponding Shares in the name of the Holdco whereby the Trustee shall hold such Shares indirectly through the Holdco for the benefit of the Participants on and subject to the terms and conditions of the Trust Deed. Any fees, costs, taxes and expenses incurred for the transactions referred to in this Clause 2.6 shall be borne by the relevant Participants.

2.7	With respect to any Shares acquired as a result of the exercise of option under the applicable Incentive Plan(s) by the relevant Participants, the Trustee or the Holdco shall not have any obligation to enquire the status of the exercise of the Options including whether any vesting conditions (if any) stipulated under the applicable Incentive Plan(s) have been met or have failed to be met. In accepting the Shares issued upon the exercise of the Options, the Trustee and the Holdco shall rely on the Authorized Person’s direction without any obligation to consult, confirm or otherwise liaise with the relevant Participants.

Vesting of Awarded Interests

2.8	Subject to the terms and condition of the Incentive Plan and the fulfillment by the relevant Participant and/or the waiver by the Authorized Person of all vesting conditions to the vesting of the Awarded Interests on such Participant as specified in the Incentive Plan and the Stock Option Agreement, the respective Awarded Interests held by the Trustee on behalf of the Participant pursuant to the provision hereof shall vest in such Participant in accordance with the vesting schedule (if any) as set out in the Stock Option Agreement.

2.9	Subject to the receipt by the Trustee of (a) the reply slip to the Vesting Notice and transfer documents prescribed by the Trustee and duly signed by the Participant within the period stipulated in the Vesting Notice, (b) a confirmation from the Authorized Person that all vesting conditions having been fulfilled and/or waived, and (c) certified copies of the identification documents of the Participant at least ten (10) Business Days prior to the Vesting Date, the Trustee shall transfer the relevant Awarded Interests and the Related Income (if applicable) to the relevant Participant or a nominee to be held on behalf of the relevant Participant as soon as practicable on or after the Vesting Date and in any event not later than ten (10) Business Days after the Vesting Date.

Other terms and conditions

2.10	In the exercise of its powers and discretions the Trustee shall at all times have regard to the purpose for which the Trust is established (as set out in whereas clause (B) above).

2.11	The Trustee shall not deal in Shares at any time if the Trustee is aware or has received notice in writing from the Company that any such dealing at that time would cause the Trustee, the Settlor or any Subsidiary/other member of the Group or any director, officer or employee of the Trustee, Settlor or any Subsidiary/other member of the Group to be in breach of any provisions of the Applicable Laws.

2.12	The discretions conferred upon the Trustee by this Trust Deed or by law shall be absolute and unfettered discretions so long as such discretions are exercised in accordance with this Trust Deed, and on this basis the Trustee shall not be obliged to give any person beneficially interested hereunder any reason or justification for any exercise or non-exercise of such discretions.

2.13	For the avoidance of doubt,

(a)	a Participant shall have no rights in the Residual Cash, Shares or other part of the Trust Fund (except for any vested Awarded Interests granted to him);

(b)	no instructions shall be given by a Participant (including, without limitation, voting rights) to the Trustee in respect of the Residual Cash, Shares or other part of the Trust Fund managed by the Trustee;

(c)	the Trustee shall not exercise the voting rights in respect of any Shares held by it under the Trust (if any) (including but not limited to the Awarded Shares, any bonus Shares and scrip Shares derived therefrom) unless otherwise instructed pursuant to Clause 5.3 of this Trust Deed.

2.14	Notwithstanding anything to the contrary in this Trust Deed, any instructions or directions to be provided by the Authorized Person to the Trustee and/or the Holdco (as the case may be) pursuant to this Trust Deed (including without limitation any directions on the grant and distribution of Awarded Interests) shall be in compliance with the Applicable Laws.

2.15	Prior to the Vesting Date, unless otherwise notified in writing by the Company to the Trustee, any Award made hereunder shall be personal to the Participant to whom it is made and shall not be assignable and no Participant shall in any way sell, transfer, charge, mortgage, encumber or create any interest in favour of any other person over or in relation to the Awarded Interests referable to him pursuant to such Award.

2.16	In respect of the administration of the Trust, the Trustee, the Settlor shall comply with all applicable disclosure regulations including without limitation those imposed by the Applicable Laws from time to time.

2.17	Unless otherwise provided in the terms of the Awards granted under the Incentive Plan, all cash income and the sale proceeds of non-scrip distribution declared in respect of a Share held upon the Trust will be applied towards (a) the payment of the fees, costs and expenses of the Trust in accordance with Clause 7.3 and (ii) the remainder, if any, remain as part of the Trust Fund. For the purpose of this Clause 2.17, cash income shall include net sale proceeds of non-cash or non-scrip distribution in respect of a Share held upon this Trust.

3	EXPIRY OF THE TRUST PERIOD

The Trustee shall hold the capital and income of the Trust Fund at the end of the Trust Period in accordance with the following provisions:

(a)	for the avoidance of doubt, no further Awards shall be granted after the end of the Trust Period;

(b)	all Awards granted during the Trust Period and not vested on the date of the expiry of the Trust Period shall remain valid. In such event, the Authorized Person shall notify the Trustee as how Shares held, either directly or indirectly, by the Trustee on trust and other interests or benefits in relation to the outstanding Awards shall be dealt with. In default of directions from the Authorized Person, such Awards shall become lapsed and the underlying Awarded Interests shall be forfeited;

(c)	subject to Clause 3(b) above, the Trustee shall sell all the Shares remaining in the Trust within a reasonable time period and remit all cash and net proceeds of such sale referred to in this Clause 3(c) and other funds remaining in the Trust (after making appropriate deductions in respect of all disposal costs, expenses and other existing and future liabilities in accordance with the Trust Deed) to the Settlor. For the avoidance of doubt, the Trustee shall not transfer any Shares to the Settlor and the Settlor shall not otherwise hold any Shares or any interest in Shares whatsoever (other than interest in the proceeds of sale of such Shares pursuant to this Clause 3(c)); and

(d)	notwithstanding anything to the contrary in this Clause 3, in the case of the winding-up of the Settlor (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Settlor pass to a successor company), the Trustee shall hold the Trust Fund subject to the written direction of the liquidator of the Settlor.

4	INVESTMENT POWERS

4.1	Neither the Trustee or the Holdco shall be required to invest, or to invest at interest, the Trust Fund or any part of it and insofar as any cash constituting any of the Trust Fund is not applied in accordance with this Trust Deed, it may be placed on current or deposit account with any bank.

5	DIRECTIONS AND ADDITIONAL POWERS

5	In addition to all the powers vested in trustees by law or statute, the Trustee shall have the powers regarding the Trust Fund set out in the Schedule 1 to this Trust Deed insofar as the exercise of the same shall not be inconsistent with the trusts of this Trust Deed and the Incentive Plan.

5.2	Each such power shall be a separate power in addition and without prejudice to the generality of all other powers vested in the Trustee, and the Trustee may exercise all or any of the same from time to time, without the intervention of any Participant, Eligible Participant or Participant, in such manner and to such extent as it shall in its absolute discretion think fit.

5.3	Notwithstanding that the Trustee or the Holdco is the legal registered holder of the Shares held upon trust pursuant to this Trust Deed, the Trustee shall exercise or shall cause the Holdco to exercise the voting rights attached to such Shares in accordance with the instructions provided by Chen Yunkun from time to time, to the extent permitted under the Incentive Plan and the Applicable Laws. The Trustee shall have no discretion in the voting of any Shares. In the absence of such timely written instructions from Chen Yunkun with respect to any matter, the Trustee shall, and shall cause the Holdco to, abstain from voting on such matter and shall not exercise any discretion.

5.4	Notwithstanding any other provision provided herein, if there occurs an event of Change in Control of the Settlor, whether by way of offer, merger, scheme of arrangement or otherwise prior to the Vesting Date, the Authorized Person shall determine at its discretion whether such Awarded Interests shall vest in the Participant and the time at which such Awarded Interests shall vest. If the Authoried Person determines the Awarded Interests shall vest, subject to the receipt by the Trustee of duly executed prescribed transfer documents within seven (7) Business Days from the deemed Vesting Date, the Trustee shall transfer the Awarded Interests to the Participant in accordance with Clause 2.9.

5.5	In the event the Settlor undertakes a subdivision or consolidation of the Shares, such Participant shall be entitled to those Awarded Shares as so subdivided or consolidated and the Settlor shall as soon as reasonably practicable after such subdivision or consolidation has been effected, notify each such Participant of the number of Awarded Shares that he has become entitled to on vesting after such subdivision or consolidation (as the case may be).

5.6	Unless otherwise directed in writing by the Authorized Person, in the event the Settlor undertakes an open offer of new securities in respect of any Shares which are held under the Trust, the Trustee shall cause not to subscribe for any new Shares. Unless otherwise directed in writing by the Authorized Person, in the event of a rights issue, the Trustee shall cause to sell such amount of the nil-paid rights in respect of such Shares on the market as is appropriate and the net proceeds of sale of such rights shall be held directly or indirectly as part of the Trust Fund.

5.7	Unless otherwise directed in writing by the Authorized Person, in the event the Settlor issues bonus warrants in respect of any Shares which are held under the Trust, the Trustee shall cause not to subscribe for any new Shares by exercising any of the subscription rights attached to the bonus warrants and shall cause to sell the bonus warrants created and granted to it on the market, the net proceeds of sale of such bonus warrants shall be held directly or indirectly as part of the Trust Fund.

5.8	Unless otherwise directed in writing by the Authorized Person, in the event that the Settlor undertakes an issue of bonus Shares, the bonus Shares allotted with respect to any Shares which are held under the Trust shall be held directly or indirectly as part of the Trust Fund.

5.9	Unless otherwise directed in writing by the Authorized Person, in the event the Settlor undertakes a scrip dividend scheme, the Trustee shall elect to receive scrip Shares and, scrip Shares allotted with respect to any Shares which are held under the Trust shall be held as directly or indirectly part of the Trust Fund.

5.10	Unless otherwise directed in writing by the Authorized Person, in the event of other non-cash and non-scrip distribution made by the Settlor in respect of Shares held upon the Trust, the Trustee shall cause to dispose of such distribution and the net sale proceeds thereof shall be deemed as cash income of a Share held directly or indirectly as part of the Trust Fund.

5.11	If notice is duly given by the Settlor to its shareholders to convene a shareholders’ meeting for the purpose of considering a resolution for the voluntary winding-up of the Settlor (other than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Settlor pass to a successor company) or an order of winding up of the Settlor is made, the Company shall determine at its discretion whether such Awarded Interests shall vest in the Participant and the time at which such Awarded Interests shall vest. If the Company determines that any Awarded Interests shall vest, it shall promptly notify the Participant and shall use its reasonable endeavours to procure the Trustee to take such action as may be necessary to transfer the legal and beneficial ownership of the Awarded Interests which are to become vested in such Participant to such Participant.

6	TRUSTEE

6.1	Subject to Clause 6.5, the Authorized Person shall have the power (a) to appoint a new Trustee by a written instrument PROVIDED THAT the appointment shall not take effect unless the new Trustee accepts such office, and (b) to remove any person as a Trustee of the Trust on giving not less than one (1) month’s notice in writing to such Trustee PROVIDED THAT the power of removal conferred by this Clause 6.1 shall not take effect until the date on which the first mentioned Trustee receives at least one month’s prior notice in writing of such removal and unless there is a remaining Trustee or the removal is made simultaneously with the appointment of a new Trustee.

6.2	Where a new Trustee is appointed for the whole or any part or parts of the Trust Fund, the Authorized Person may appoint any person or persons as Trustee notwithstanding that such person or persons may be resident, domiciled, carrying on business or (if a body corporate) incorporated outside Hong Kong and so that (notwithstanding that thereafter there may be only one Trustee of the Trust Fund or part or parts thereof) the receipt of such person or persons for the whole or such part or parts of the Trust Fund as may be paid or transferred to such person or persons pursuant to such appointment shall be a good discharge to any other Trustee accordingly.

6.3	A Trustee may, at any time, by written notification given to the Company and to the remaining Trustee(s) (if any), retire from his office at the expiry of one month from the date when such notice is received by the Company or any shorter period agreed in writing by the Authorized Person PROVIDED THAT such retirement shall not take effect unless (a) there is a remaining Trustee or (b) until immediately after a replacement Trustee is appointed and the replacement Trustee fully takeover (if there is no remaining Trustee). After submitting the retirement notice, the Trustee shall provide reasonable assistance to hand over the trusteeship to the remaining trustee(s) or new trustee (if there is no remaining Trustee), and shall fulfill its compliance obligations under the Applicable Laws. Notwithstanding the preceding provisions in this Clause 6.3, if no replacement Trustee is appointed after six (6) months from such retirement notice, the outgoing Trustee shall have the right to apply to the court for direction and transfer of funds and for all purposes upon the court approving such application, the outgoing Trustee shall have no fiduciary obligations to the Participants under the Trust and such obligations are deemed to have been terminated, except in the case of gross negligence, fraud or wilful misconduct on the part of the Trustee.

6.4	An outgoing Trustee shall at the cost of the Trust Fund, execute and do or make all such transfers or other documents, acts or things as may be necessary for vesting the Trust Fund in the new or continuing Trustee or placing it under its control and shall be bound and entitled to assume that any new Trustee is a proper person to have been appointed and the new or continuing Trustee shall cause the endorsement of a memorandum hereof as to the trusteeship in accordance with Clause 6.5 PROVIDED ALWAYS that where an outgoing Trustee is liable as a trustee hereof for any duties or taxes or fiscal impositions (including without prejudice to the generality of the foregoing words, capital gains, wealth, gifts, probate, succession, death or any other duties or taxes on capital or income) wheresoever arising and whether or not enforceable through the courts of the place where such Trustee is resident or where the Trust is for the time being administered then that Trustee shall not be bound to transfer the Trust Fund as aforesaid unless reasonable security is provided for indemnifying the Trustee against such liability AND PROVIDED THAT where the termination of appointment of the outgoing Trustee was due to gross negligence, fraud or wilful misconduct on such Trustee or breach of terms of this Trust Deed by the Trustee, the aforesaid costs and expenses shall be borne by the outgoing Trustee.

6.5	On every change in the trusteeship a memorandum shall be endorsed on or permanently annexed to this Trust Deed stating the names of the person or persons who is or are the Trustee or Trustees for the time being and shall be signed by the persons so named and any person dealing with the affairs of the Trust shall be entitled to rely upon any such memorandum (or the latest of such memoranda if more than one) as sufficient evidence that the persons named therein are duly constituted Trustees.

7	REMUNERATION OF TRUSTEE

7.1	A Trustee or any director or other officer of a body corporate acting as Trustee being an individual engaged in any profession or business, shall be entitled to be paid all usual professional or proper charges for work done by him, his firm or his company in connection with the Trust, on such terms and conditions as may have been agreed by the Trustee and the Settlor from time to time, including the right to remuneration and the incidence thereof whether such work is in the ordinary course of his profession or business or not, including acts which a trustee, not being in any profession or business, could have done personally.

7.2	Any corporate body acting as a trustee:

(a)	may carry out, in its own office, in connection with the trusts declared in this Trust Deed, any business which by its constitution it is authorised to undertake and in which it is then, in fact, ordinarily engaged, upon the same terms as would for the time being be made with an ordinary customer and if it is a bank, it shall be entitled to act as a banker to and make advances to the Trustee in connection with the Trust, without accounting for any profit thereby made and in all respects as if it were not a Trustee;

(b)	may employ as a banker or investment adviser or other agent, on behalf of the Trust, any company, firm or enterprise associated with it PROVIDED THAT such agent is authorised by its constitution to undertake such business and that it is, in fact, ordinarily so engaged and that all charges made by it for work done or services provided in connection with the Trust are reasonable and proper.

7.3	All fees, costs and expenses referred to in this Clause 7 reasonably incurred by the Trustee shall be settled by the Settlor, unless as indicated by the Authorized Person, such fees, costs and expense are to be paid out of with the Residual Cash from the Trust Fund.

8	PERSONAL INTERESTS OF TRUSTEE

8.1	No decision of or exercise of a power by the Trustee shall be invalidated or questioned on the grounds that the Trustee had an interest in a personal or fiduciary capacity as a result of any decision or in the exercising of any power in accordance with this Trust Deed.

8.2	A Trustee shall not be precluded from purchasing, holding or dealing with any debentures, debenture stock, shares or other securities whatsoever of the Settlor or any Subsidiary/other member of the Group or from entering into any contract or other transaction with the Settlor or such Subsidiary/other member of the Group or being interested in any such contract or transaction and none of them shall be in any manner whatsoever liable to account to the Settlor or the Participants for any profits made or benefits obtained by him or it thereby or in connection therewith PROVIDED ALWAYS that the duties and obligations of the Trustee under this Trust Deed would not be affected or prejudiced or affected in any respect.

8.3	Any Trustee or any associate or person or body connected with the Trustee to be employed and remunerated in any way connected with the Trust Fund may keep as his property (and without being liable to account therefor) any remuneration, fees or profits received by him in any such capacity, notwithstanding that his situation or office may have been obtained, held or retained by means or by reason of his position as a Trustee or of any shares, stock, property, rights or powers whatever belonging to or connected with the Trust Fund.

9	PROTECTION OF TRUSTEE

9.1	In the execution of the trusts and powers contained in this Trust Deed, no Trustee shall be liable for any loss to the Trust Fund arising by reason of any mistake or omission made in good faith by him except for gross negligence, fraud or wilful misconduct on the part of the Trustee who is sought to be made liable.

9.2	The Settlor HEREBY COVENANTS with the Trustee that it will at all times hereafter keep the Trustee fully indemnified and harmless both before as well as after any removal or retirement of a trustee pursuant to Clause 6 hereof against all claims, losses, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities that may be suffered or properly incurred by them or by any of them in connection with the execution of the trusts and powers of this Trust Deed other than liabilities arising as a consequence of gross negligence, fraud or wilful misconduct on the part of the Trustee.

9.3	Without prejudice to the provisions of Clause 8.2, the Trustee is entitled to be fully indemnified and kept harmless out of the Trust Fund both before as well as after any removal or retirement of a trustee pursuant to Clause 6 hereof against all claims, losses, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities that may be suffered or properly incurred by them or by any of them in connection with the execution of the trusts and powers of this Trust Deed other than liabilities arising as a consequence of gross negligence, fraud or wilful misconduct on the part of the Trustee.

9.4	Notwithstanding anything to the contrary contained in this Trust Deed, to the extent permitted under the Applicable Laws, the total aggregate liability, whether direct, indirect of consequential damages, incurred by the Trustee or resulting from any actions performed or omitted as trustee of the Trust and whether a third party claim, contributory claim or otherwise, is limited and capped absolutely by the value of the assets available in the Trust Fund at the time any such claims are made against the Trustee.

10	INFORMATION SUPPLIED

10.1	The Trustee shall be entitled to rely, without further enquiry, on all information supplied to it by the Settlor, the Board, the Authorized Person, any duly authorised officer of Settlor, the Board or any of its members with regard to its duties as trustee of the Trust and in particular, but without prejudice to the generality of the foregoing, any notice given to the Trustee in respect of the eligibility of any person to become or remain a Participant shall be final and conclusive.

10.2	Subject to Clause 18, the Trustee shall (and shall ensure that its directors, officers, employees, agents and advisers shall) safeguard, treat as confidential and not use for any purposes other than for the Trust, the Incentive Plan, any information, documents or materials which it acquires in connection with or relate to the Group, its business, the Trust, the Incentive Plan. No announcement, circular or other communication concerning the existence or content of the Trust shall be made by the Trustee without the prior written approval of the Authorized Person.

10.3	The obligations of confidentiality in Clause 10.2 shall survive the expiry of the Trust Period and shall continue unless and until any of the relevant confidential information enters the public domain through no fault of the Trustee or of any other person owing a duty of confidentiality to the Group.

11	POWER OF MODIFICATION AND PERPETUITY RESTRICTION

11.1	During the Trust Period, with the prior written consent of the Trustee, the Settlor shall have power, so as to bind the Trustee, to vary, amend, modify, alter or extend the trusts, powers and clauses of this Trust Deed in any manner and in any particular whatsoever by deed delivered to the Trustee revocable (during the Trust Period) or irrevocable, which shall be expressed to be supplemental to this Trust Deed, and this Trust Deed shall then and construed and take effect as if the clauses of such deed were incorporated in this Trust Deed.

11.2	Every power, authority or discretion conferred upon the Trustee or any other person and not expressly made, which is exercisable only during a period allowed by law, shall (notwithstanding anything to the contrary herein expressed or implied) only be exercisable during the Trust Period and during such further period if any (whether definite or indefinite) as in the case of the particular power, authority or discretion the law may allow.

11.3	The Settlor may, during the Trust Period, vary, amend, modify or alter any term of the Incentive Plan, provided that, unless with the prior written consent of the Trustee, any such amendment or modification shall not impose any additional or more onerous duties, responsibilities or liabilities on the Trustee. The Board shall notify the Trustee in writing as soon as practicable after such amendments come into effect.

12	PROPER LAW

12.1	The trust(s) hereby created is/are established under the laws of Hong Kong and subject as hereinafter provided the rights of the Participants and the rights, powers and duties of the Trustee under this Trust Deed and the construction of every clause of this Trust Deed shall be determined according to the laws of Hong Kong.

13	EXCLUSIONS FROM BENEFIT

Notwithstanding anything to the contrary herein expressed or implied:

13.1	no part of the Trust Fund or the income thereof shall at any time be paid or lent or otherwise applied nor shall any power or discretion in this Trust Deed or by law conferred on the Trustee or on any other person in any circumstances be exercisable or exercised in any manner which causes the Settlor or any one or more Subsidiaries/other member of the Group to be in breach of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), where applicable; and

13.2	none of the powers, authorities or discretions hereby or by law conferred on the Trustee or on any person shall at any time or in any circumstances whatsoever be exercisable in any manner which may benefit the Settlor or any Subsidiary/other member of the Group and no part of the capital or income of the Trust Fund shall at any time, or in any circumstances whatsoever, be paid to or applied for the benefit of the Settlor or any Subsidiary/other member of the Group and any implied trust in favour of the Settlor arising by operation of law is hereby expressly excluded, PROVIDED THAT nothing in this Clause 13.2 shall operate to limit the power of the Trustee to return the Trust Fund to the Settlor upon expiry of the Trust Period in accordance with Clause 3 or referred to in paragraph 3 of Schedule 1 to this Trust Deed.

13.3	the right of a Participant to receive the Awarded Interests held by the Trustee hereunder shall be subject to such Awarded Interests having vested in that Participant (and such vesting not having lapsed) in accordance with the Incentive Plan.

14	NATURE OF THE TRUST

Notwithstanding any provision of this Trust Deed:

14.1	neither the provisions of this Trust Deed nor the Trust shall form part of any contract of employment between any Participants and the Settlor or Subsidiary/any other member of the Group nor (save as specifically provided) shall they confer on any person, employees or former employees of the Settlor or of any [Subsidiary/other member of the Group] any legal or equitable rights whatsoever against the Settlor or Subsidiary/other member of the Group or (save as objects of the Trust), the Trustee; and

14.2	Unless otherwise indicated by the Authorized Person, a Participant ceasing to hold the office or employment or due to other incidences by virtue of which he is or may cease to be an Eligible Participant and not be eligible to participate in the Trust shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Trust Deed.

15	IRREVOCABILITY OF TRUSTS

15.1	This Trust hereby created shall be irrevocable.

16	SEVERABILITY

16.1	Each and every clause of this Trust Deed shall be treated as a separate clause and shall be severally enforceable as such in the event of any clause or clauses being or becoming unenforceable in whole or in part. To the extent that any clause or clauses of this Trust Deed are unenforceable they shall be deemed to be deleted from this Trust Deed, and any such deletion shall not affect the enforceability of this Trust Deed as remain not so deleted.

17	THIRD PARTY RIGHTS

17.1	The Participants may enforce or enjoy the benefit of any of the terms under this Trust Deed pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623, the Laws of Hong Kong). Unless expressly provided to the contrary in this Trust Deed, a person who is not a party of this Trust Deed (save and except the Trustee, the Settlor, the Board, the Authorized Person and the Participants) has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Trust Deed.

17.2	Notwithstanding any term of this Trust Deed, the consent of any person (other than the Trustee or the Settlor) is not required to rescind or vary this Trust Deed at any time provided that a Participant’s consent is required for any such rescission or variation that may materially and adversely affect any interest of such Participant.

18	DISCLOSURE RIGHTS

18.1	Notwithstanding anything to the contrary contained in this Trust Deed, the Trustee shall, in furtherance of the Trustee’s obligation under or pursuant to FATCA, IRO or CRS or any analogous law, regulation, rule, ordinance or treaty (collectively “Compliance Laws”) and such other obligations and duties as required by any taxation or government authorities anywhere in the world howsoever and wheresoever arising and whether legally enforceable or not (collectively “Compliance Obligations”) as the Trustee may in its absolute discretion deem necessary, have the power to:

(a)	keep information relating to the identity, citizenship and tax residence and status and such other necessary information (as required under the Compliance Laws or by any taxation or government authorities) of the Settlor, any relevant Participants, any Eligible Participants or any other Controlling Person (as such term is defined under the relevant Compliance Laws, the “Controlling Person”) for the purpose of compliance with such Compliance Obligations; and

(b)	disclose or report such information referred to in paragraph (a) above to any relevant government or tax authority or third party financial institution in any jurisdiction for any purpose as such government or tax authority or third party financial institution may deem appropriate in the circumstances at their discretion.

18.2	If the Trustee is required by any government department, judicial organ or competent supervising authority to disclose any information concerning the Trust or the Incentive Plan in connection with a legal proceeding or an investigation against the Settlor, its Parent, its Subsidiary, or any Eligible Participants, the Trustee may make such disclosure to the extent so required and inform the Settlor the scope of such disclosures as soon as possible within three (3) Business Days to the extent allowed by the Applicable Laws.

18.3	Notwithstanding anything to the contrary contained in this Trust Deed, in the absence of willful misconduct, gross negligence or fraud, the Trustee shall not be liable for any penalty or withholding imposed under the Compliance Laws and all local or foreign statute, law, regulation, ordinance, rule, judgment, decree, voluntary code, directive, sanctions regime, court order, treaty, agreement with or demands or request by such authorities resulting from the reporting of incomplete or incorrect information, or the failure to report such information and the Settlor shall indemnify the Trustee on a full indemnity basis against any such penalty or withholding.

IN WITNESS whereof the parties hereto have hereunto affixed their hands and seals the day and year first hereinbefore mentioned.

EXECUTED AND DELIVERED AS A DEED	)

HACKER INTERSTELLAR INC.	)

in the presence of:	)

THE COMMON SEAL of	)

FUTU TRUSTEE LIMITED	)

was hereunto affixed	)

in the presence of:	)

Schedule 1

ADDITIONAL POWERS OF THE TRUSTEE

AS MENTIONED IN CLAUSE 5

1.	Subject to the prior written direction and/or consent of the Settlor or the Board, power to accept additions to the Trust Fund and if it thinks fit to administer the same as one fund therewith for all purposes. If the additions to the Trust Fund are lost due to gross negligence, fraud or wilful misconduct on the part of the Trustee, the Trustee shall be liable for compensation.

2.	Subject to the prior written direction and/or consent of the Settlor, power to hold or allow to remain in the name or under the control of some or one only of the Trustee or of any person as nominee of the Trustee the whole or such part of the Trust Fund and the Trustee shall not be liable for any loss to the Trust Fund or the income thereof occasioned by the exercise of this power, except in the case of gross negligence, fraud or wilful misconduct on the part of the Trustee. The Trustee shall obtain the Settlor or the Authorized Person’s instructions if it intends to change the way of controlling the Trust Fund. The Trustee shall act with due diligence, fulfilling the obligations of honesty, credibility, prudence and handle the Trust Fund in the best interests of the beneficiaries of the Trust.

3.	Power to apply the Trust Fund or any part of it or the whole or any part of the income of the Trust Fund in paying any stamp duty payable in respect of, and other costs, liabilities or expenses which may arise as a result of, any transfer of or agreement to transfer Awarded Interests to a Participant or which otherwise relevantly and necessively arise out of the administration of the Trust Fund. The Trustee must maintain records of such stamp duty, costs, liabilities and expenses.

4.	Subject to the Applicable Laws, power to pay any duties or taxes or other fiscal impositions (together with any related interest or penalties or surcharges) for which the Trust or the Trust Fund may become liable in any part of the world and no person interested under this Trust Deed shall be entitled to make any claim whatsoever against the Trustee by reason of its making such payment, except in the case of gross negligence, fraud or wilful misconduct on the part of the Trustee. If penalties from tax authorities require payment of fines or late fees, the Trustee must notiy the Company of the same and provide explanations of such fines and late fees.

5.	Power to deduct or withhold from the sums of money credited to the Trustee by the Settlor or any Subsidiary/other member of the Group or any person designated in writing by the Settlor from or in respect of any amounts paid or property transferred by the Trustee to Participants any amounts for which the Trustee may as trustee be accountable to any third party related to the Trust.

6.	Subject to the prior written direction and/or consent of the Settlor, power to delegate to other professional investment institutions with qualifications all or any of investment powers either by virtue of this Trust Deed or by virtue of its office as trustee PROVIDED THAT the Trustee shall not be liable for the acts or defaults of any such delegate or for any loss to the Trust Fund resulting therefrom except for gross negligence, fraud or wilful misconduct on the part of the Trustee AND PROVIDED THAT the Trustee shall not be entitled to delegate the exercise of discretionary trusts and powers in relation to the Trust Fund which require or empower the determination of beneficial interests in the Trust.

7.	If any transfer of property under this Trust Deed is to be made to a Participant who has not attained the age of 18 years, the Trustee may make such transfer direct to such Participant and the Trustee shall be discharged from obtaining a receipt or seeing to the application of such payment.

8.	Subject to the prior written direction and/or consent of the Settlor, power to make any payment to any Participant into such Participant’s bank account and in such case the Trustee shall be discharged from obtaining a receipt or seeing to the application of such payment.

9.	Subject to the management needs and compliance of the duties as the Trustee, power to employ and pay at the expense of the capital or income (as may be proper) of the Trust Fund to any agent in any part of the world and whether a lawyer, banker, accountant, stockbroker or other agent to transact any business or do any act required to be transacted or done in the execution of the trusts hereof including the receipt and payment of money and the execution of documents. The Trustee shall exercise reasonable care and due diligence in selection and appointment of such professionals.

Schedule 2

RULES RELATING TO

SECOND RESTATED 2016 SHARE INCENTIVE PLAN